CleanSpark (CLSK) Announces Exclusive Contract For Energy Software Solutions With International Land Alliance (ILAL)

SALT LAKE CITY, November 5, 2019 -- CleanSpark, Inc. (OTCQB: CLSK), a microgrid company with advanced engineering, software and controls for innovative distributed energy resource management systems, today announced a 10-year exclusive agreement with International Land Alliance (ILAL). The agreement calls for CleanSpark to provide its microgrid Value Stream Optimizer (mVSO) software services to support system design and engineering as well as integrating CleanSpark’s mPULSE software into the final systems on all future energy projects across the ILAL portfolio of properties. CleanSpark will also have a right of first refusal (ROFR) to supply energy storage and system installation services. In conjunction with the agreement, CleanSpark will be making a direct investment in ILAL of up to $500,000 and will receive 1,000 preferred shares and 350,000 common shares in ILAL to solidify the relationship and provide for exclusivity.

International Land Alliance (OTCQB: ILAL) is a publicly traded international land investment firm based in San Diego, California. International Land Alliance inventory includes properties that are residential, commercial, recreational, waterfront, ranch, camping and hotels. A large portion of ILAL’s development inventory is in California and the Baja Peninsula of Mexico and are in areas with no access to utility grid power or unreliable utility grid power (bad-grid) . A large portion of the residential and commercial structures will be powered by microgrid solutions on-site at the property. The ILAL portfolio represents approximately 1,500 deployment sites for CleanSpark’s software solutions. ILAL’s property portfolio is highlighted below:

•	Oasis Park Resort: A 497-acre master-planned beachfront community located just south of San Felipe, Baja California on the Sea of Cortez. There are approvals to sell up to 1,344 residential home sites. The entire property is without grid access and will require microgrids for each structure.

•	Valle Divino: A 20 acre-parcel (123 residential lots and 3 commercial lots) located in Ensenada roughly 50 miles south of San Diego and is part of a 1,250-acre master planned residential community.

•	Villas Del Enologo at Rancho Tecate: A 2.6-acre parcel within the prestigious Rancho Tecate. It is a planned 24 -2B/2B Vineyard Villas with private wine cellar. The second Phase includes an additional 22 Vineyard Villas. The Rancho Tecate Resort is a 1,500-acre master planned resort in Tecate, Baja California

•	Chateau at Emerald Grove: Includes 80 acres and includes an 8,000 square foot event facility.

•	Bajamar Ocean Front Gold Resort: 1 acre of land with plans and permits for 34 units in Ensenada, Baja California.

The initial project will be to conduct feasibility studies supported by CleanSpark’s mVSO software at Emerald Groves Estates, located in Hemet California and Costa Bajamar followed by the Oasis Park Resort. Oasis Park is entirely off-grid with each site requiring islanded microgrid power. The initial roll-out will start later this year with two Villa’s to be used as model home units. Each structure will require a comprehensive engineering plan and a microgrid management software solution which will be exclusively supplied by CleanSpark. This represents a significant revenue opportunity to CleanSpark. Depending on the size, scope and complexity of each deployment the Company expects to realize revenues ranging from approximately $2,000 to in excess of $100,000 per property. Further, in additional to single property systems the companies plan to work together to determine the feasibility of creating utility scale solutions to serve the resort properties.

Zach Bradford, CleanSpark’s CEO stated, “We are very pleased and excited to be working with ILAL to exclusively provide our software products and services for all energy projects across ILAL’s entire portfolio of properties. Having demonstrated our capability of providing islanded power for large-scale critical military installations, we now can deploy these same technologies across a broad spectrum of commercial, residential, agricultural and vacation properties of all sizes and complexities. This a game changer for us and gives CleanSpark a significant pipeline of new business opportunities.”

Jason Sunstein, ILAL’s Vice President commented, “Power solutions and planning are critical aspects of every residential and commercial development. Using CleanSpark’s software solutions ensures our property owners are provided with a secure and optimized power solution. There are numerous development opportunities in Mexico that are saddled with no-grid or bad-grid conditions and the progress in microgrid solutions is opening new opportunities for us and for our home buyers. We believe CleanSpark has the best solution available and that is why we have chosen them to help us execute our strategic vision.”

Parties interested in using CleanSpark’s platform are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.Cleanspark.com

With respect to the above transaction “Buckman, Buckman & Reid Inc. acted as a non-exclusive Investment Advisor. Buckman, Buckman & Reid, Inc. was founded in 1988 as a registered broker dealer with the Securities and Exchange Commission (“SEC”), Securities Investor Protection Corp. (SIPC) and member of the Financial Industry Regulatory Authority (“FINRA”).  BB&R is a full service securities brokerage firm engaged in a variety of activities, including retail and institutional brokerage, wealth management, investment advisory services, private offerings and other investment banking activities.

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About CleanSpark:
CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services and turn-key microgrid implementation services. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal deployment.

About International Land Alliance:
International Land Alliance, Inc. (OTCQB: ILAL) is an international land investment and development firm based in San Diego, California. The Company is focused on acquiring attractive raw land primarily in Northern Baja California, often within driving distance from Southern California. The Company serves its shareholders by devoting considerable time and resources to seeking out the finest sites available and obtaining the necessary development permits to build a compelling portfolio of properties, which provide a diversity of investment and living options. Please visit: www.ila.company.

Forward-Looking Statements:

CleanSpark cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark's current beliefs and expectations. These forward-looking statements include statements regarding the potential future profitability and the performance standards of CleanSpark's software and enterprise solutions. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: risks associated with the performance of CleanSpark's technology, the number of items delivered to customers and the timing of the shipments may not develop as we expect; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CleanSpark IR Contact:

Shawn M. Severson

Integra Investor Relations

(415)233-7094

info@integra-ir.com

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